Exhibit B-1

                              AMENDED AND RESTATED
                          UTILITY MONEY POOL AGREEMENT

                  This Amended and Restated Utility Money Pool Agreement (the "Agreement"), dated as of [___________], 2002, is made and entered into by and among Alliant Energy Corporation ("Alliant"), a Wisconsin corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"), Alliant Energy Corporate Services, Inc. ("Services"), an Iowa corporation and a non-utility subsidiary of Alliant, and each of the utility subsidiaries whose name appears on the signature pages hereof (each a "Party" and collectively, the "Parties").

                                   WITNESSETH:

                  WHEREAS, the Parties have heretofore entered into a Utility Money Pool Agreement, dated as of September 30, 1999 (the "Existing Agreement"), pursuant to which they have established a Money Pool (the "Utility Money Pool") in order to coordinate and provide for certain of their short-term cash and working capital requirements;

                  WHEREAS, Services and the utility subsidiaries that participate in the Utility Money Pool (each a "Subsidiary" and collectively, the "Subsidiaries") from time to time have need to borrow funds on a short-term basis, and certain of the Parties from time to time have funds available to loan on a short-term basis; and

                  WHEREAS, the Parties now wish to amend the Existing Agreement in certain respects;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions contained herein, the Parties hereto agree as follows:

                                    ARTICLE I
                          CONTRIBUTIONS AND BORROWINGS

                  SECTION 1.01  CONTRIBUTIONS TO UTILITY MONEY POOL.

                  (a) Subject to Section 1.03(a) of this Agreement, the Parties will make short-term funds available from time to time to the Utility Money Pool. To the extent necessary, and subject to the receipt of any necessary regulatory approvals, the Parties will use the proceeds of external borrowings to accommodate the short-term borrowing needs of the Subsidiaries.

                  (b) Services shall establish on behalf of each Subsidiary one or more zero-balance bank accounts ("Zero-Balance Accounts") that are linked to the Utility Money Pool. Each Subsidiary shall use these accounts to take loans from and make repayments to the Utility Money Pool. A Subsidiary may have from



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time to time excess funds that it wants to lend to the Utility Money Pool. The
Subsidiary may loan such funds to the Utility Money Pool by depositing them into one of its Zero-Balance Accounts or by transferring the funds to the general account of the Utility Money Pool. In the case of a deposit to a Zero-Balance Account, Services shall transfer the deposited funds from the Zero-Balance Accounts to the Utility Money Pool and, only to the extent that the Subsidiary has no outstanding loans from the Utility Money Pool, the funds shall be loaned from the Subsidiary to the Utility Money Pool. Each Subsidiary may withdraw any funds loaned to the Utility Money Pool at any time upon notice to Services as administrative agent of the Utility Money Pool.

                  SECTION 1.02  RIGHTS TO BORROW.

                  Subject to the provisions of Section 1.04(c) of this Agreement, all short-term borrowing needs of the Subsidiaries will be met by funds in the Utility Money Pool to the extent such funds are available. The Utility Money Pool shall automatically provide funds to cover any net debit balance that exists at the end of each day in each Subsidiary's Zero-Balance Accounts subject to the limitations and conditions set forth herein and in the applicable orders of the Securities and Exchange Commission (the "Commission") and of any state regulatory commissions having jurisdiction, resolutions of such Subsidiary's shareholders and board of directors, such Subsidiary's governing corporate documents, and agreements binding upon such Subsidiary. No borrowings through the Utility Money Pool shall be made by Alliant.

                  SECTION 1.03  SOURCE OF FUNDS.

                  (a) Funds will be available through the Utility Money Pool from the following sources for use by the Subsidiaries from time to time: (i) surplus funds in the treasuries of the Subsidiaries ("Internal Funds"), and (ii) proceeds from bank borrowings and/or commercial paper sales by the Parties ("External Funds"), in each case to the extent permitted by applicable laws and regulatory orders. Funds will be made available from such sources in such order as Services, as administrator of the Utility Money Pool, determines will result in a lower cost of borrowing to Subsidiaries borrowing from the Utility Money Pool, consistent with the individual borrowing needs and financial standing of the Subsidiaries lending funds to the Utility Money Pool.

                  (b) Each borrowing Subsidiary will borrow pro rata from each lending Party in the proportion that the amount loaned by each Party bears to the total amount then loaned to the Utility Money Pool by all lending Parties. On any day when more than one funding source (Internal Funds and External Funds), with different rates of interest, are used to fund loans through the Utility Money Pool, each borrowing Subsidiary will borrow pro rata from each funding source in the same proportion that the amount of funds provided by that funding source bears to the total amount of short-term funds available to the Utility Money Pool.


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                  SECTION 1.04  AUTHORIZATION.

                  (a) All borrowings from the Utility Money Pool shall be authorized by the borrowing Subsidiary's chief financial officer or treasurer, or by a designee thereof, pursuant to a reasonable method to be determined by that Subsidiary.

                  (b) Services, as administrator of the Utility Money Pool, will provide each Party with periodic activity and cash accounting reports that include, among other things, reports of cash activity, the daily balance of loans outstanding and the calculation of interest charged. All Utility Money Pool transactions shall be recorded in, and all reports provided to participants shall be in, accordance with Generally Accepted Accounting Principles.

                  (c) No Subsidiary shall be required to effect a borrowing through the Utility Money Pool if such Subsidiary determines that it can (and is authorized to) effect such borrowing at lower cost directly from banks or through the sale of commercial paper.

                  SECTION 1.05  INTEREST.

                  The daily outstanding balance of all loans to any Subsidiary through the Utility Money Pool shall accrue interest as follows:

                  (a) If only Internal Funds comprise the daily outstanding balance of all loans outstanding during a calendar month, the interest rate applicable to such daily outstanding balances shall be the average for the month of the CD yield equivalent of the 30-day Federal Reserve "AA" Industrial Commercial Paper Composite Rate (such daily rate being the "Composite" rate, and the monthly average of such Composite rate being the "Average Composite" rate), or, if no such Composite rate is established for that day, then the applicable rate shall be the Composite rate for the next preceding day for which such Composite rate was established.

                  (b) If only External Funds comprise the daily outstanding balance of all loans outstanding during a calendar month, the interest rate applicable to such daily outstanding balances shall be the lending Party's cost for such External Funds or, if more than one Party had made available External Funds at any time during the month, the applicable interest rate shall be a composite rate, equal to the weighted average of the costs incurred by the respective lending Parties for such External Funds.


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                  (c) In cases where the daily outstanding balances of all loans outstanding at any time during the month include both Internal Funds and External Funds, the interest rate applicable to the daily outstanding balances for the month shall be the weighted average of the (i) cost of all Internal
Funds contributed by Parties, as determined pursuant to Section 1.05(a) of this Agreement, and (ii) the cost of all such External Funds, as determined pursuant to Section 1.05(b) of this Agreement.

                  (d) Funds loaned by a Party to the Utility Money Pool pursuant to Section 1.01(b) of this Agreement shall bear interest at the rate determined pursuant to subsection (a) or (b) or (c), above, as applicable.

                  SECTION 1.06  CERTAIN COSTS.

                  The cost of compensating balances and fees paid to banks to maintain credit lines by Parties investing External Funds in the Utility Money Pool shall initially be paid by the Party maintaining such line. A portion of such costs shall be retroactively allocated every month to the Subsidiaries borrowing such External Funds through the Utility Money Pool in proportion to each Subsidiary's estimated peak short-term borrowing requirements.

                  SECTION 1.07  REPAYMENT.

                  Each Subsidiary receiving a loan from the Utility Money Pool hereunder shall repay the principal amount of such loan, together with all interest accrued thereon, on demand and in any event within one year of the date on which such loan was made. A Subsidiary shall make a repayment to the Utility Money Pool by depositing the repayment funds into its Zero-Balance Account; Services shall transfer such funds from the Zero-Balance Account to the Utility Money Pool.

                  SECTION 1.08  FORM OF LOANS TO SUBSIDIARIES.

                  Loans to the Subsidiaries from the Utility Money Pool shall be made pursuant to open account advances pursuant to the terms of this Agreement. A separate promissory note will not be required for each individual transaction. Instead, a promissory grid note evidencing the terms of the transactions shall be signed by each borrowing Subsidiary. Any such note shall: (a) be substantially in the form attached hereto; (b) be dated as of the date of the initial borrowing; (c) mature on demand but in any event not later than one year after the date of the applicable borrowing; and (d) be repayable in whole at any time or in part from time to time, without premium or penalty.

                                   ARTICLE II
                         OPERATION OF UTILITY MONEY POOL

                  SECTION 2.01  OPERATION.

                  Operation of the Utility Money Pool, including record keeping and coordination of loans to Subsidiaries, will be handled by Services under the authority of the appropriate officers of the Parties. Services shall be responsible for the determination of all applicable interest rates and charges to be applied to loans outstanding at any time under the Utility Money Pool, shall maintain records of all advances, interest charges and accruals and interest and principal payments for purposes hereof, and shall prepare periodic reports thereof for the Parties. Services will administer the Utility Money Pool on an "at cost" basis. Separate records shall be kept by Services for the


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Utility Money Pool established by this Agreement and any other money pool administered by Services.

                  SECTION 2.02 INVESTMENT OF SURPLUS FUNDS IN THE UTILITY MONEY POOL.

                  Funds not required to meet Utility Money Pool loans (with the exception of funds required to satisfy the Utility Money Pool's liquidity requirements) will ordinarily be invested in one or more short-term investments, including (i) interest-bearing accounts with banks; (ii) obligations issued or guaranteed by the U.S. government and/or its agencies and instrumentalities, including obligations under repurchase agreements; (iii) obligations issued or guaranteed by any state or political subdivision thereof, provided that such obligations are rated not less than A by a nationally recognized rating agency;
(iv) commercial paper rated not less than A-1 by S&P or P-1 by Moody's, or their equivalent by a nationally recognized rating agency; (v) money market funds;
(vi) bank certificates of deposit; (vii) Eurodollar funds; and (viii) such other investments as are permitted by Section 9(c) of the Act and Rule 40 thereunder.

                  SECTION 2.03  ALLOCATION OF INVESTMENT EARNINGS.

                  Any income earned by the Utility Money Pool shall be allocated among the Parties at the end of each calendar month in accordance with the proportion that each Party's average contribution of funds to the Utility Money Pool for the month bears to the total amount of funds contributed to the Utility Money Pool for the month.

                  SECTION 2.04  EVENT OF DEFAULT.

                  If any Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Subsidiary seeking to adjudicate it bankrupt or insolvent, then Services, on behalf of the Utility Money Pool, may, by notice to the Subsidiary, terminate the Utility Money Pool's commitment to the Subsidiary and/or declare the principal amount then outstanding of, and the accrued interest on, the loans and all other amounts payable to the Utility Money Pool by the Subsidiary hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Subsidiary.

                                   ARTICLE III
                                  MISCELLANEOUS

                  SECTION 3.01  AMENDMENTS.

                  No amendment to this Agreement shall be adopted except in a writing executed by the Parties.


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                  (a) Prior to filing any amendment to this Agreement with the
Commission, the Parties will file for approval, if required, with the Iowa Utilities Board, the Illinois Commerce Commission and the Minnesota Public Utilities Commission (together, the "Regulatory Commissions").

                  (b) In the event that an amendment is finally rejected or disapproved or found to be unreasonable by one or more of the Regulatory Commissions prior to filing with the Commission, the amendment will not become effective and the Parties will not request Commission approval of the amendment.

                  (c) In the event that an amendment is rejected or disapproved or found to be unreasonable by one or more of the Regulatory Commissions after it has been filed with the Commission but before it has been approved by the Commission, the amendment will be terminated and the Parties agree to request withdrawal of the filing.

                  (d) Notwithstanding paragraphs (b) and (c) above, in the event that an amendment is rejected, disapproved or found to be unreasonable by one or more of the Regulatory Commissions before it has been approved by the Commission, the Parties shall have the right to request further revisions of the amendment in order to cure or remove the cause of the Regulatory Commission's rejection, disapproval or finding of unreasonableness. Upon request by a Party, the other Parties agree promptly to negotiate in good faith to revise the amendment, and thereafter to file for any necessary regulatory authorization of the renegotiated amendment. If the Parties are unable to reach agreement satisfactory to each of them and to each affected Regulatory Commission after good faith negotiations, then paragraphs (b) and (c) above, as applicable, will apply.

                  (e) In the event that each Regulatory Commission has previously approved an amendment prior to Commission approval, paragraph (f) below shall not apply.

                  (f) In the event that an amendment has become effective and is subsequently rejected, disapproved or found to be unreasonable by one or more of the Regulatory Commissions, the Parties will make a good faith effort to terminate, amend or modify the amendment in a manner which remedies the Regulatory Commission's adverse findings without adverse impact on any of the Parties. The Parties will request to meet with representatives of the Regulatory Commissions and make a good faith attempt to resolve any differences in the affected states regarding the subject amendment. If agreement can be reached to terminate, amend or modify the amendment in a manner satisfactory to the Parties and to the representatives of each Regulatory Commission, the Parties shall file such amended contract with the appropriate state and federal regulatory agencies, seeking all necessary regulatory authorizations. If the Parties are unable to reach agreement satisfactory to each of them and to each affected Regulatory Commission, after good faith negotiations, then they shall be under no obligation to further amend the amendment.

                  (g) Nothing in this Section 3.01, is intended to amend, modify or alter the authority of the Commission under the Act.


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                  SECTION 3.02  LEGAL RESPONSIBILITY.

                  Nothing herein contained shall render any Party liable for the obligations of any other Party hereunder and the rights, obligations and liabilities of the Parties are several in accordance with their respective obligations, and not joint.

                  SECTION 3.03  RULES FOR IMPLEMENTATION.

                  The Parties may develop a set of guidelines for implementing the provisions of this Agreement, provided that the guidelines are consistent with all of the provisions of this Agreement.

                  SECTION 3.04  GOVERNING LAW.

                  This Agreement shall be governed by and construed in accordance with, the laws of the State of Wisconsin.




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                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each company hereto as of the date first above written.


ALLIANT ENERGY CORPORATION


By
  -----------------------------------
  Name:
  Title:


ALLIANT ENERGY CORPORATE SERVICES, INC.


By
  -----------------------------------
  Name:
  Title:


INTERSTATE POWER AND LIGHT COMPANY


By
  -----------------------------------
  Name:
  Title:







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                         FORM OF UTILITY MONEY POOL NOTE


                                                       Date: [_________], 200[_]

         FOR VALUE RECEIVED, the undersigned, [ _____________________], a [__________] corporation (the "Borrower"), hereby promises to pay to the order of [__________________] (the "Lender") at its principal office in [________________, _____________], on demand but in any event not later than one year after the date of the applicable borrowing, in lawful money of the United States of America and in immediately available funds, the principal sum entered on the grid on the reverse side of this Note hereof as the "Principal Amount Outstanding." This Note may be prepaid in full at any time or in part from time to time without premium or penalty. The Principal Amount Outstanding shall bear interest, calculated daily, at a rate determined in accordance with Section 1.05 of the Alliant Energy System Amended and Restated Utility Money Pool Agreement, dated as of [__________], 2002, among the Borrower, the Lender and the other parties thereto. Interest will be calculated on the daily Principal Amount Outstanding as indicated on the grid on the reverse side hereof or attached hereto.

                                          ______________________________
                                                 (Name of Borrower)
                                          By: __________________________
                                          Title: _______________________
                                          Date: ________________________



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